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Rider: attached to and forming a part of Policy
issued by MONY Life Insurance Company of America
Insured: John Doe
Date of Issue of this Rider: 7-1-96
Amount of Term Insurance at issue: $50,000
Class of Risk: Standard
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Endorsements
(Endorsements may be made only by the Company, and any on this page were made when this Policy was issued, unless otherwise stated.)

Adjustable Term Insurance

Providing adjustable term insurance on the Insured's life, as described below. This rider has no surrender value or loan provisions.

We shall pay to the beneficiary the Amount of Term Insurance In Force at the death of the Insured. Payment will be made upon receipt by us at our Home Office of due proof that the Insured's death occurred: (a) on or before the first policy anniversary or during any renewal term; (b) while this rider was in force; and (c) while no monthly deduction for the Policy was in default beyond its grace period. Payment will be made subject to all provisions of the Policy to which this rider is attached.

Definitions

"Insured" means the insured named in the Policy to which this rider is attached.

Amount of Term Insurance in Force - The Amount of Term Insurance In Force at any time is equal to the difference between the Target Death Benefit and the Base Death Benefit. The amount of term insurance automatically adjusts for increases and decreases in Base Death Benefit and/or Target Death Benefit, but will never be less than zero. At issue, the maximum amount of term insurance allowed is equal to eight times the Initial Specified Amount.

Target Death Benefit - The Target Death Benefit in force on the date of issue of this rider is shown in the Supplement to Rider. The Target Death Benefit may be changed in accordance with the terms of this rider.

Automatic Renewal Dates and Term - This rider will be automatically renewed each policy anniversary on or before the Insured's age 95. The term of the renewal will be for a period of one year.

Rider Cost - The monthly cost of this rider is deducted from the account value on a Monthly Anniversary Day. The insurance rate as to the initial amount of term insurance is based on the Insured's sex, if applicable, age on the Policy Date, number of years since the Policy Date, and class of risk. "Class of Risk" for the initial amount of term insurance is the class of risk to which the Insured belonged on the Policy Date and is shown above. The insurance rate for any unscheduled increase in the amount of term insurance will be based on the Insured's sex, if applicable, age on the effective date of the increase, number of years since that date and class of risk on that date. The cost of insurance for this rider is calculated as its monthly cost of insurance rate multiplied by the amount of term insurance, per $1,000 of this rider. The monthly cost of insurance rates are shown in Section 2 of the Policy or as provided by us at the time of an increase.

Each year we shall review the monthly term insurance rates to determine if any change should be made. Monthly insurance rates will be based on our expectations as to future: (a) mortality: (b) investment earnings; (c) expenses, and (d) persistency. We guarantee that the insurance rates for the initial amount of term insurance will never be more than the rates shown in the Guaranteed Monthly Insurance Rates for Initial Specified Amount shown in Section 2 of the Policy. Insurance rates for any increase in term insurance will never be more than the guaranteed rates provided by us at the time the increase takes effect.

No monthly deduction will be made for this rider after it ends.

Changes in Amount of Coverage

Scheduled Increase in Target Death Benefit - Scheduled increases in the Target Death Benefit are allowed only if specified at the time of application for an unscheduled increase. A scheduled increase is reflected in the amount of term insurance only. Evidence of insurability is not required.

Unscheduled Increase in Target Death Benefit - Unscheduled increases in the Target Death Benefit may be made at any time prior to the policy anniversary nearest the maximum issue age shown in Section 1 of the Policy.

To increase the Target Death Benefit in force, a supplemental application must be submitted, subject to evidence satisfactory to us that the Insured is insurable. Any increase must be at least $10,000. The

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increase will take effect on the Monthly Anniversary Day that coincides with, or next follows, the date on which we approve it.

An unscheduled increase may be specified by the rightsholder as an increase in the amount of term insurance only, an increase in Specified Amount only or any combination of term insurance and Specified Amount.

Decrease in Target Death Benefit - Decreases may be made at any time. The decrease will take effect on the Monthly Anniversary Day that coincides with, or next follows, the date on which we approve it. The decrease will be applied first against the term insurance provided by this rider, and then to the Specified Amount of the Policy as follows:

(a) first, to reduce the term insurance provided by the most recent increase in term insurance,
(b)  next, to reduce the next most recent term insurance increases successively;
(c)  next, to reduce the initial term insurance.
(d) next, to reduce the amount provided by the most recent increase in Specified Amount;
(e)  next, to reduce the next most recent increases, successively;
(f)  finally, to reduce the Initial Specified Amount.

We will reject any requested decrease if that decrease would result in a Specified Amount or Target Death Benefit which is less than the minimum Specified Amount or Target Death Benefit we then allow.

Change in Death Benefit Option - The Base Death Benefit "Amount at Risk" and Amounts of Term Insurance in force are maintained consistent with those prior to the change in Death Benefit Option.

Partial Surrender - A partial surrender may reduce the Specified Amount and Target Death Benefit of the Policy depending on the Death Benefit Option in effect at the time of the partial surrender. (See Policy Section "27. Partial Surrender".)

Rider Effective Date - The effective date of this rider is the Monthly Anniversary Day on or following the date the application for it is approved.

General - Any provision of this rider inconsistent with any other provision of the Policy controls this rider. This rider has been issued in consideration of the application for it, a copy of which is attached.

Incontestability - This rider will be incontestable after it has been in force during the lifetime of the Insured for 2 years from its date of issue. Any unscheduled increase in term insurance or any reinstatement will be incontestable only after such increase or reinstatement has been in force during the lifetime of the Insured for 2 years from its effective date.

Misstatement of Age or Sex - If the Insured's age or sex has been misstated, any amount payable under this rider will be that which the monthly cost of this rider deducted from the Policy's account value would have purchased for the Insured's correct age or sex.

Suicide Exclusion - In case of the suicide of the Insured, sane or insane, within 2 years of the date of issue of this rider, the amount payable by us will be limited to the cost of the rider. In the case of suicide of the Insured, sane or insane, within 2 years of the effective date of any unscheduled increase in the amount of insurance under this rider, the amount payable by us will be limited to the cost of that increase.

Reinstatement - Any reinstatement of this Policy will include reinstatement of any insurance in force under this rider.

Non-Participating - This rider does not participate in our surplus earnings.

Termination of Rider - This rider will end: (a) by written request; (b) when the Policy goes out of force; (c) on the policy anniversary nearest the Insured's 95th birthday; (d) the date the Policy would have ended due to insufficient value in accordance with the terms of its Grace Period provision (See Section "10. Grace Period'") in the absence of the Guaranteed Death Benefit Rider. On this date the Target Death Benefit is reduced to equal the Specified Amount;
or (e) upon the death of the Insured.

/s/  David S. Waldman
DAVID S. WALDMAN, Secretary

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Rider attached to and forming a part of Policy
issued by MONY Life Insurance Company of America
--------------------------------------------------------------------------------
Endorsements
(Endorsements may be made only by the Company, and any on this page were made when this Policy was issued, unless otherwise stated.)

Adjustable Term Insurance

Providing adjustable term insurance on the Insured's life, as described below. This rider has no surrender value or loan provisions.

We shall pay to the beneficiary the Amount of Term Insurance In Force at the death of the Insured. Payment will be made upon receipt by us at our Home Office of due proof that the Insured's death occurred: (a) on or before the first policy anniversary or during any renewal term; (b) while this rider was in force; and (c) while no monthly deduction for the Policy was in default beyond its grace period. Payment will be made subject to all provisions of the Policy to which this rider is attached.

Definitions

"Insured" means the insured named in the Policy to which this rider is attached.

Amount of Term Insurance In Force - The Amount of Term Insurance In Force at any time is equal to the difference between the Target Death Benefit and the Base Death Benefit. The amount of term insurance automatically adjusts for increases and decreases in Base Death Benefit and/or Target Death Benefit, but will never be less than zero. At issue, the maximum amount of term insurance allowed is equal to eight times the Initial Specified Amount.

Target Death Benefit - The Target Death Benefit in force on the date of issue of this rider is shown in Section 1 of the Policy. The Target Death Benefit may be changed in accordance with the terms of this rider.

Automatic Renewal Dates and Term - This rider will be automatically renewed each policy anniversary on or before the Insured's age 95. The term of the renewal will be for a period of one year.

Rider Cost - The monthly cost of this rider is deducted from the account value on a Monthly Anniversary Day. The insurance rate as to the initial amount of term insurance and any scheduled increase in term insurance is based on the Insured's sex, if applicable, age on the Policy Date, number of years since the Policy Date, and class of risk. "Class of Risk" for the initial amount of term insurance is the class of risk to which the Insured belonged on the Policy Date and is shown on Page 1 of the Policy. The insurance rate for any unscheduled in-crease in the amount of term insurance will be based on the Insured's sex, if applicable, age on the effective date of the increase, number of years since that date and class of risk on that date. The cost of insurance for this rider is calculated as its monthly cost of insurance rate multiplied by the amount of term insurance, per $1,000 of this rider. The monthly cost of insurance rates are shown in Section 2 of the Policy.

Each year we shall review the monthly term insurance rates to determine if any change should be made. Monthly insurance rates will be based on our expectations as to future: (a) mortality; (b) investment earnings; (c) expenses, and (d) persistency. We guarantee that the insurance rates for the initial amount of term insurance will never be more than the rates shown in the Guaranteed Monthly Insurance Rates for Initial Specified Amount table in Section 2. Insurance rates for any increase in term insurance will never be more than the guaranteed rates provided by us at the time the increase takes effect.

No monthly deduction will be made for this rider after it ends.

Changes in Amount of Coverage

Scheduled Increase in Target Death Benefit - Scheduled increases in the Target Death Benefit are allowed only if specified at the time of application for the Policy or at the time of application for an unscheduled increase. A scheduled increase is reflected in the amount of term insurance only. Evidence of insurability is not required.

Unscheduled Increase in Target Death Benefit - Unscheduled increases in the Target Death Benefit may be made at any time prior to the policy anniversary nearest the maximum issue age shown in Section 1 of the Policy.

To increase the Target Death Benefit in force, a supplemental application must be submitted, subject to evidence satisfactory to us that the Insured is insurable. Any increase must be at least $10,000. The increase will take effect on the Monthly Anniversary Day that coincides with, or next follows, the date on which we approve it.

An unscheduled increase may be specified by the rightsholder as an increase in the amount of term insurance only, an increase in Specified Amount only or any combination of term insurance and Specified Amount.

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Decrease in Target Death Benefit - Decreases may be made at any time. The decrease will take effect on the Monthly Anniversary Day that coincides with, or next follows, the date on which we approve it. The decrease will be applied first against the term insurance provided by this rider, and then to the Specified Amount of the Policy as follows:

(a} first, to reduce the term insurance provided by the most recent increase in term insurance,
(b)  next, to reduce the next most recent term insurance increases successively;
(c)  next, to reduce the initial term insurance.
(d) next, to reduce the amount provided by the most recent increase in Specified Amount;
(e)  next, to reduce the next most recent increases, successively;
(f)  finally, to reduce the Initial Specified Amount.

We will reject any requested decrease if that decrease would result in a Specified Amount or Target Death Benefit which is less than the minimum Specified Amount or Target Death Benefit we then allow.

Change in Death Benefit Option - The Base Death Benefit "Amount at Risk" and Amounts of Term Insurance in force are maintained consistent with those prior to the change in Death Benefit Option.

Partial Surrender - A partial surrender may reduce the Specified Amount and Target Death Benefit of the Policy depending on the Death Benefit Option in effect at the time of the partial surrender. (See Policy Section "27. Partial Surrender".)

Rider Effective Date - The effective date of this rider is the date of issue of the Policy.

General - Any provision of this rider inconsistent with any other provision of the Policy controls this rider.

Reinstatement - Any reinstatement of this Policy will include reinstatement of any insurance in force under this rider.

Non-Participating - This rider does not participate in our surplus earnings.

Termination of Rider - This rider will end: (a) by written request; (b) when the Policy goes out of force; (c) on the policy anniversary nearest the Insured's 95th birthday; (d) the date the Policy would have ended due to insufficient value in accordance with the terms of its Grace Period provision (See Section "10. Grace Period'") in the absence of the Guaranteed Death Benefit Rider. On this date the Target Death Benefit is reduced to equal the Specified Amount; or
(e) upon the death of the Insured.

/s/ David S. Waldman
DAVID S. WALDMAN, Secretary